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                                                                    Exhibit j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated February 19, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of MainStay Capital Appreciation, MainStay Value Fund, MainStay Convertible Fund, MainStay Total Return Fund, MainStay High Yield Corporate Bond Fund, MainStay Government Fund, MainStay Tax Free Bond Fund, MainStay Equity Index Fund, MainStay International Bond Fund, MainStay International Equity Fund, MainStay Money Market Fund, MainStay Strategic Income Fund, MainStay Strategic Value Fund, MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Blue Chip Growth Fund, MainStay Equity Income Fund, MainStay Growth Opportunities Fund, MainStay Research Value Fund, MainStay Global High Yield Fund, MainStay MAP Fund, MainStay Select 20 Fund, MainStay U.S. Large Cap Equity Fund and MainStay Mid Cap Growth Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 30, 2003